UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	December 29, 2022

Tellurian Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-5507	06-0842255
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1201 Louisiana Street, Suite 3100, Houston, TX	77002
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(832) 962-4000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01 per share	TELL	NYSE American LLC

8.25% Senior Notes due 2028	TELZ	NYSE American LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

Distribution Agency Agreement with T.R. Winston & Company, LLC

On December 30, 2022, Tellurian Inc. (“Tellurian” or the “Company”) entered into a Distribution Agency Agreement (the “T.R. Winston Equity ATM Agreement”) with T.R. Winston & Company, LLC (“T.R. Winston”). The T.R. Winston Equity ATM Agreement replaces the Distribution Agency Agreement, dated as of December 17, 2021 and amended on April 7, 2022, by and between Tellurian and T.R. Winston. Pursuant to the terms of the T.R. Winston Equity ATM Agreement, the Company may sell shares of its common stock, $0.01 par value per share, from time to time on the NYSE American, any other market for the common stock in the United States or otherwise permitted by law, through T.R. Winston acting as agent, for aggregate sales proceeds of up to $500,000,000.

Under the T.R. Winston Equity ATM Agreement, the Company will set the parameters for the sale of shares, including the number of shares to be issued, the time period during which sales are requested to be made, any limitation on the number of shares that may be sold in any one trading day, and any minimum price below which sales may not be made.

Subject to the terms and conditions of the T.R. Winston Equity ATM Agreement, T.R. Winston may sell the shares by any method permitted by law deemed to be an “at the market offering” as defined in Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”), including without limitation sales made directly on the NYSE American, on any other existing trading market for the shares, or to or through a market maker. T.R. Winston may also sell the shares by other methods permitted by law, including in a privately negotiated transaction with the prior consent of the Company.

The T.R. Winston Equity ATM Agreement provides that T.R. Winston will be entitled to compensation at a fixed commission rate equal to 3.0% of the gross sales price per share sold through it as the Company’s agent under the T.R. Winston Equity ATM Agreement.

The Company has no obligation to sell any shares under the T.R. Winston Equity ATM Agreement, and the Company or T.R. Winston may suspend the offering contemplated by the T.R. Winston Equity ATM Agreement subject to certain conditions. The Company has agreed in the T.R. Winston Equity ATM Agreement to provide indemnification and contribution to T.R. Winston against certain liabilities, including liabilities under the Securities Act.

The shares will be issued pursuant to a Registration Statement on Form S-3 (File No. 333-269069) filed by the Company with the SEC on December 30, 2022. The Company filed a prospectus supplement, dated December 30, 2022, with the SEC in connection with the offering contemplated by the T.R. Winston Equity ATM Agreement.

The foregoing description of the T.R. Winston Equity ATM Agreement is not complete and is qualified in its entirety by reference to the full text of the T.R. Winston Equity ATM Agreement, a copy of which is filed as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated herein by reference. The legal opinion of Davis Graham & Stubbs LLP relating to the legality of the shares of common stock being offered pursuant to the T.R. Winston Equity ATM Agreement is filed as Exhibit 5.1 to this Current Report on Form 8-K.

The representations, warranties and covenants contained in the T.R. Winston Equity ATM Agreement were made solely for purposes of the agreement and as of a specific date, were solely for the benefit of the parties to the agreement and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to security holders. Security holders should not rely on the representations, warranties, and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the Company.

Amendment to LNG Sale and Purchase Agreement with Gunvor Singapore Pte Ltd

On December 30, 2022, a wholly owned subsidiary of the Company, Driftwood LNG LLC (“Driftwood LNG”), entered into an amendment (the “Gunvor Amendment”) to the previously announced LNG Sale and Purchase Agreement (“LNG SPA”) with Gunvor Singapore Pte Ltd, a company incorporated in Singapore (“Gunvor”), dated May 27, 2021. Among other things, the Gunvor Amendment amended the LNG SPA such that:

•	the conditions precedent deadline of December 31, 2022 has been changed to January 31, 2023;

•	either party may terminate the LNG SPA immediately (whereas the LNG SPA had previously provided that such a termination required 45 days’ notice);

•	during the period between December 30, 2022 and January 31, 2023, Driftwood LNG must provide Gunvor with five days’ prior written notice of the date that all of the conditions precedent are satisfied;

•	within five days following Gunvor’s receipt from Driftwood LNG of a notice that all of the conditions precedent are satisfied, Gunvor may terminate the LNG SPA immediately;

•	the price for any liquefied natural gas (“LNG”) sold under the LNG SPA will be based on the Platts Japan Korea Marker index price minus a transportation netback (whereas the LNG SPA had previously provided that the price for any LNG sold under the LNG SPA would be a blended average price based on the Platts Japan Korea Marker index price and the InterContinental Exchange Dutch Natural Gas Title Transfer Facility (TTF) futures contract price, in each case minus a transportation netback); and

•	the force majeure provisions relating to the upstream assets owned or contracted by one or more of Driftwood LNG’s affiliates have been deleted.

The foregoing description of the Gunvor Amendment is not complete and is qualified in its entirety by reference to the full text of the Gunvor Amendment, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 1.02	Termination of a Material Definitive Agreement.

The information set forth in Item 1.01 is incorporated by reference herein. In addition, on December 29, 2022, the Company terminated the At Market Issuance Sales Agreement, dated as of December 17, 2021, by and between Tellurian and B. Riley Securities, Inc. (the “B. Riley Senior Notes ATM Agreement”) and the Amended and Restated Distribution Agency Agreement, dated as of January 21, 2020, by and between Tellurian and Credit Suisse Securities (USA) LLC (the “Credit Suisse Equity ATM Agreement”). The B. Riley Senior Notes ATM Agreement provided for the sale by the Company, from time to time, of up to $200,000,000 aggregate principal amount of its 8.25% Senior Notes due 2028, and the Credit Suisse Equity ATM Agreement provided for the sale by the Company, from time to time, of up to $189,305,387 of shares of the Company’s common stock. The Company no longer expects to sell securities pursuant to either agreement.

Item 8.01	Other Events.

On December 30, 2022, the Company filed a prospectus supplement to register the issuance of shares of the Company’s common stock upon the exercise of certain warrants issued in 2020 (the “Warrant Shares”). No new warrants were issued by the Company in connection with the filing of the prospectus supplement. The legal opinion of Davis Graham & Stubbs LLP relating to the issuance of the Warrant Shares is filed as Exhibit 5.2 to this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits.

(d)           Exhibits.

Exhibit No.	Description
1.1‡	Distribution Agency Agreement, dated as of December 30, 2022, by and between Tellurian Inc. and T.R. Winston & Company, LLC
5.1	Opinion of Davis Graham & Stubbs LLP (Equity ATM Program)
5.2	Opinion of Davis Graham & Stubbs LLP (Warrant Shares)
10.1	Amendment No. 1 of LNG Sale and Purchase Agreement, effective as of December 30, 2022, by and between Driftwood LNG LLC and Gunvor Singapore Pte Ltd
23.1	Consent of Davis Graham & Stubbs LLP (included in Exhibit 5.1)
23.2	Consent of Davis Graham & Stubbs LLP (included in Exhibit 5.2)
104	Cover Page Interactive Data File – the cover page XBRL tags are embedded within the Inline XBRL document (included as Exhibit 101)

‡	Certain schedules or similar attachments to this exhibit have been omitted in accordance with Item 601(a)(5) of Regulation S-K. The registrant hereby agrees to furnish supplementally to the Securities and Exchange Commission upon request a copy of any omitted schedule or attachment to this exhibit.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TELLURIAN INC.

Date: December 30, 2022	By:	/s/ L. Kian Granmayeh
	Name: Title:	L. Kian Granmayeh Executive Vice President and Chief Financial Officer